Exhibit 10.78

FIRST AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Executive Employment Agreement is made and entered into by and between Goodman Networks Incorporated, a Texas corporation (the “Company”), with its principal place of business in Plano, Texas and Cari Shyiak (the “Executive”), effective as of April 11, 2014 (the “Amendment Effective Date”).

WHEREAS, the Company and the Executive entered into the Executive Employment Agreement effective February 18, 2013 (the “Existing Agreement”);

WHEREAS, the Company and the Executive desire to amend and/or supplement certain provisions of the Existing Agreement, as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the Company and the Executive agree as follows:

Section 1: Revision to Section 4 of the Existing Agreement.

Section 4 is hereby amended by adding the following new Section 4(i):

(i) Discretionary Bonus. In addition to the Bonus described in Section 4(b) above, the Executive shall be eligible to receive one or more discretionary bonuses during each calendar year during the Term, at such times, and in such amounts, as determined by the Board, in its sole discretion (each, a “Discretionary Bonus”). To receive a Discretionary Bonus, the Executive must be employed by the Company on the date such Discretionary Bonus is paid to the Executive.

Section 2: Revision to Section 5(f) of the Existing Agreement.

Section 5(f) is hereby amended and replaced in its entirety as follows:

(f) A Change of Control of the Company. For purposes of this Agreement, a “Change of Control,” shall mean the earliest of approval by the Board, the establishment of a record date for purposes of determining the stockholders entitled to vote upon a proposal relating to, or the consummation of: (i) the sale of all or substantially all the assets of the Company; (ii) an acquisition of the Company by one or more persons or entities by means of any transaction or series of related transactions (including any reorganization, merger or consolidation) where the voting securities of the Company outstanding immediately preceding such transaction or the voting securities into or for which such outstanding voting securities are, or are proposed to be, converted or exchanged represent, or are proposed to represent, less than 50% of the voting securities of the corporation or surviving entity, as the case may be, following such transaction; (iii) a transaction or series of related transactions resulting in, or that are proposed to result in, the issuance or transfer of shares of capital stock of the Company representing more than 50% of the voting securities of the Company; or (iv) a transaction or series of related transactions whereby the Company issues common stock or shares to the public. Notwithstanding the foregoing, an initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an “IPO”), or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change of Control.

In order for the Executive to terminate his employment for Good Reason pursuant to this Agreement, the Executive must give the Company written notice of the existence of any condition set forth in Section 5(e) and his intent to resign for Good Reason and the Executive shall be entitled to benefits under Section 5(d) of this Agreement upon such termination.

Section 3: Miscellaneous

Except as specifically set forth herein, no other provision of the Existing Agreement is amended, modified, or supplemented hereby, and the Existing Agreement, as amended, modified, or supplemented hereby, shall remain in full force and effect. From and after the Amendment Effective Date, all references to the Existing Agreement, including references in the Existing Agreement and in the Amendment to “The Agreement” or “This Agreement,” shall be deemed references to the Existing Agreement as amended, modified, or supplemented by this Amendment.

[Signature Page to Follow]

IN WITNRESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

THE EXECUTIVE	Goodman Networks Incorporated

/s/ Cari Shyiak	By:	/s/ Jimmy D. Hulett, Jr.
Cari Shyiak	Title:	General Counsel

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